UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 28, 2002

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation: Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)
(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

AirTran Airways, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation: Delaware

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)
(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 333-67300     I.R.S. Employer Identification No: 65-0440712

Item 5.  Other Events

AirTran Holdings, Inc. is filing as Exhibit 99 to this Form 8-K a press release issued by AirTran Holdings, Inc. and AirTran Airways, Inc. on February 28, 2002 announcing the acceleration of our fleet modernization plan and secured financing from Boeing Capital Corporation for our 2002 aircraft deliveries.

Item 7.  Financial Statements and Exhibits

  (c) Exhibits. The following exhibit is filed with this Report:

      99 - Press Release of AirTran Holdings, Inc. and AirTran Airways, Inc. (February 28, 2002)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2002	AirTran Holdings, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)

Date: February 28, 2002	AirTran Airways, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT 99

AirTran Airways Accelerates Fleet Modernization Plan
and Secures Financing Commitment for 20 Boeing 717 Aircraft

ORLANDO, Fla. (February 28, 2002) - AirTran Airways, a subsidiary of AirTran Holdings, Inc. (NYSE: AAI), today announced that it is accelerating its fleet modernization plan with the delivery of 20 Boeing 717 aircraft in 2002 financed by Boeing Capital Corporation. In conjunction with these deliveries, AirTran Airways will also retire 14 DC-9's, resulting in a seat-mile growth rate in excess of 20 percent for the year. AirTran Airways is the launch customer for the Boeing 717 and is the largest operator of the aircraft with a total of 32 currently in the fleet.

"We are fast on our way to building one of the youngest jet fleets in the air," stated Joe Leonard, AirTran Airways' chairman and chief executive officer. "We are also pleased to have secured the delivery financing for the 20 new Boeing 717's in 2002. The Boeing 717 is 24 percent more fuel efficient than the DC-9; and, with its lower operating costs, excellent reliability and overwhelming passenger acceptance, the 717 plays a key role in keeping costs low at AirTran," said Leonard.

"As one of the few airlines expanding during this difficult economic time, we have been able to work closely with Boeing on our fleet modernization plan," said Stan Gadek, senior vice president and chief financial officer. "The accelerated delivery schedule with underlying financing is a 'win-win' for both Boeing and AirTran Airways," stated Gadek.

Raising the bar in the airline industry, the 717 aircraft has proven to be the quietest, most economical and fuel-efficient twinjet in the skies today. Introduced to the flying public by AirTran Airways in October 1999, the 717 has won rave reviews from passengers for its 100 percent fresh air, its EasyFit overhead bins, its quiet interior and its comfort.

AirTran Airways provides affordable air travel with 346 flights a day to 36 cities throughout the eastern United States. The airline's hub is at Hartsfield Atlanta International Airport, the world's busiest airport (by passenger volume) where it is the second largest carrier operating 146 flights a day. AirTran Airways is a subsidiary of AirTran Holdings, Inc. (NYSE: AAI).

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AirTran Airways Accelerates Fleet Modernization Plan

Unlike other airlines, AirTran Airways never requires a roundtrip purchase or Saturday night stay. The airline offers a Business Class any business can afford, all-assigned seating, a generous frequent flier program, and a corporate program called A2B. For more information and reservations, visit www.airtran.com (America Online Keyword: AirTran), call your travel agent or AirTran Airways at 1-800-AIRTRAN (800-247-8726) or 770-994-8258 in Atlanta.

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Editor's note: Statements regarding the Company's seat mile growth, future fleet plans, and the Company's ability to maintain low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2000. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.